Calculation of Filing Fee Tables
S-3
Westrock Coffee Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Other	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 12,731,075.72	0.000087	$ 1,107.60
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock	415(a)(6)						S-3	333-274827	11/17/2023
Carry Forward Securities		Equity	Preferred Stock	415(a)(6)						S-3	333-274827	11/17/2023
Carry Forward Securities		Other	Depositary Shares	415(a)(6)						S-3	333-274827	11/17/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-274827	11/17/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-274827	11/17/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 487,268,924.28			S-3	333-274827	11/17/2023	$ 71,920.89
			Total Offering Amounts:				$ 500,000,000.00		$ 1,107.60
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,107.60
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), Westrock Coffee Company (the "Registrant") is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. There is being registered hereunder an indeterminate number of shares of Common Stock, shares of one or more series of Preferred Stock, depositary shares representing fractional interests of shares of Preferred Stock, warrants to purchase any of such securities and/or units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. There is also being registered hereunder an indeterminate number of shares of Common Stock, shares of Preferred Stock and depositary shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance, provided that the aggregate maximum offering price of all securities issued pursuant to the universal shelf prospectus included in the Registration Statement shall not exceed $500,000,000. Estimated solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security, provided that the aggregate maximum offering price of all securities issued pursuant to the Registration Statement (including Unsold Securities (defined below) shall not exceed $500,000,000).

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities being registered hereunder include $487,268,924.28 of unsold securities (collectively, the "Unsold Securities") previously registered on the Registrant's registration statement on Form S-3 (File No. 333-274827), which was originally filed on October 2, 2023, and declared effective on November 17, 2023 (the "Prior Registration Statement"). The Prior Registration Statement registered securities for a proposed maximum aggregate offering price of $500,000,000. The aggregate filing fees previously paid in connection with the Unsold Securities were $71,920.89. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance's Compliance and Disclosure Interpretations regarding Securities Act Rules, the Registrant is not required to pay any additional fee with respect to the $487,268,924.28 of Unsold Securities being included in this registration in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $12,731,075.72 of new securities registered on this Registration Statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $71,920.89 registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this Registration Statement, the Registrant may issue and sell securities under the Prior Registration Statement until the earlier of (i) the effective date of this Registration Statement and (ii) May 16, 2027, which is 180 days after the third anniversary of the effective date of the Prior Registration Statement (the "Expiration Date"). All offers and sales by the Registrant under the Prior Registration Statement will be deemed terminated on the Expiration Date, except to the extent covered by this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date